EXHIBIT 99.1

April 21, 2003

Varco Announces First Quarter 2003 Earnings

HOUSTON, Texas, April 22, 2003 (BUSINESS WIRE) — Varco International, Inc. (NYSE:VRC) today announced that it earned $22.8 million or $0.23 per fully diluted share for its first quarter ended March 31, 2003. This compares to $19.2 million or $0.20 per fully diluted share earned in the first quarter of 2002, which included merger reorganization charges totaling $1.8 million after tax or $0.02 per fully diluted share. Revenue increased 19 percent to $376.0 million, and operating profit rose 15 percent to $44.4 million in the first quarter of 2003 compared to the prior year period.

Varco’s first quarter 2003 revenue and operating profit benefited from improving market conditions in many of its businesses, its 2002 acquisition of the oilfield services business of ICO, and eight other smaller acquisitions executed since the first quarter of 2002. The count of active drilling rigs worldwide increased 11 percent from the first quarter of 2002, led by strong gains in North American land drilling.

Drilling Equipment Sales: Group revenues rose 26 percent to $147.7 million in the first quarter of 2003 compared to the first quarter of 2002. Orders for the Company’s drilling equipment products totaled $100.8 million in the quarter, down two percent from the first quarter of 2002 and down three percent from the fourth quarter of 2002. Backlog totaled $171.2 million as of March 31, 2003, down 22 percent from the end of 2002. Operating profit was $20.6 million, or 13.9 percent of revenue, compared to $17.9 million or 15.3 percent of revenue in the prior year period.

Tubular Services: Varco’s Tubular Services group revenues increased to $104.8 million in the first quarter of 2003, up 40 percent from $75.0 million in the first quarter of 2002. The increase was due to the ICO acquisition and to higher rig activity levels worldwide, offset somewhat by year-over-year declines in fiberglass pipe sales and pipeline inspection activity. Operating profit for the first quarter 2003 was $13.1 million or 12.5 percent of revenue, compared to $10.4 million or 13.9 percent of revenue in the first quarter of 2002.

Drilling Services: Drilling Services group revenues decreased three percent, to $69.5 million in the first quarter of 2003, from $71.3 million in the first quarter of 2002. Improvements in North America rig instrumentation and solids control services failed to offset declines in Latin America and Europe, and lower sales of solids control equipment. Operating profit was $13.4 million or 19.3 percent of revenue in the first quarter of 2003, down from $15.1 million or 21.2 percent of revenue in the first quarter of 2002.

Coiled Tubing & Wireline Products: Revenues for the Company’s Coiled Tubing & Wireline Products were up four percent to $54.1 million in the first quarter of 2003, compared to $52.2 million in the first quarter of 2002. Operating profit was $10.9 million or 20.1 percent of revenue in the first quarter of 2003, compared to $9.6 million or 18.4 percent of revenue in the first quarter of 2002. New orders of $55.3 million during the first quarter were down eight percent from year ago levels, and backlog was $50.3 million as of March 31, 2003, down 21 percent from the year ago quarter and up two percent from the preceding quarter.

“We are encouraged by indications of recovery in many of the areas in which Varco operates,” commented John Lauletta, Varco’s CEO. “Varco posted solid financial results in the first quarter, and we believe the outlook is good for the remainder of the year. Varco should benefit from the cost-saving measures we’ve implemented following our ICO acquisition, and we continue to strive to deliver great service and invest in new and better products for our customers.” Approximately nine percent of Varco’s total first quarter revenue was related to its supply of drilling systems and solids control machinery to newly constructed drilling rigs, compared to approximately seven percent of the Company’s total revenue for the full year 2002.

Varco completed the quarter ended March 31, 2003 with $79.3 million in cash, $466.8 million in debt, $387.5 million in net debt (debt less cash), equity of $949.2 million, and a net debt to total capitalization ratio of 29.0 percent. Capital expenditures were $9.4 million in the quarter. The Company completed two small acquisitions and one minority interest investment in the first quarter of 2003. Total consideration paid for these acquisitions was approximately $15 million.

Varco International, Inc. is a leading provider of highly engineered drilling and well-servicing equipment, products and services to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company manufactures and supplies innovative drilling systems and rig instrumentation; oilfield tubular inspections and internal tubular coating; drill cuttings separation, management and disposal systems and services; and coiled tubing and pressure control equipment for land and offshore drilling and well stimulation operations. The Company also provides in-service pipeline inspections, manufactures high pressure fiberglass and composite tubing, and sells and rents advanced in-line inspection equipment to makers of oil country tubular goods.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, under the caption “Factors Affecting Future Operating Results.”

VARCO INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2003	December 31, 2002
	(Unaudited)
A S S E T S
Current assets:
Cash and cash equivalents	$79,321	$105,997
Accounts receivable, net	361,868	323,456
Inventory, net	285,936	279,958
Deferred tax assets	15,579	15,727
Prepaid expenses and other	20,842	22,840

Total current assets	763,546	747,978

Net property and equipment, net	450,022	450,131
Identified intangibles, net	33,112	32,918
Goodwill, net	424,485	418,659
Other assets, net	13,344	11,374

Total assets	$1,684,509	$1,661,060

L I A B I L I T I E S A N D E Q U I T Y
Current liabilities:
Accounts payable	$86,785	$90,604
Accrued liabilities	106,849	111,430
Income taxes payable	10,615	9,252
Current portion of long-term debt and short-term borrowings	6,836	7,045

Total current liabilities	211,085	218,331
Long-term debt	459,985	460,883
Pension liabilities and post-retirement obligations	25,145	24,899
Deferred taxes payable	37,636	35,252
Other liabilities	1,425	1,413

Total liabilities	735,276	740,778

Common stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 98,685,269 shares issued and 97,260,569 shares outstanding at March 31, 2003 (98,416,012 shares issued and 96,991,312 shares outstanding at December 31, 2002)	987	984
Paid in capital	529,277	525,782
Retained earnings	450,150	427,355
Accumulated other comprehensive loss	(15,851)	(18,509)
Less: treasury stock at cost (1,424,700 shares)	(15,330)	(15,330)

Total common stockholders’ equity	949,233	920,282

Total liabilities and equity	$1,684,509	$1,661,060

VARCO INTERNATIONAL, INC.

QUARTERLY INCOME STATEMENT

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenue:
Drilling Equipment Sales	$147,728	$117,257
Tubular Services	104,758	75,039
Drilling Services	69,460	71,252
Coiled Tubing & Wireline Products	54,080	52,235

Total Revenue	376,026	315,783
Total Gross Profit	106,478	92,355
Total Gross Profit Percent	28.3%	29.2%
Selling, General and Administration	47,115	37,965
Research and Engineering	14,948	12,781
Merger, Transaction, and Litigation Costs	—	2,829

Operating Profit	44,415	38,780
Interest Expense	7,899	6,068
Other Expense	1,447	2,296

Income Before Taxes	35,069	30,416
Income Tax Provision	12,274	11,254

Net Income	$22,795	$19,162

Earnings Per Common Share:
Basic Earnings Per Common Share	$0.23	$0.20

Dilutive Earnings Per Common Share	$0.23	$0.20

Weighted average number of common shares outstanding:
Basic	97,136,872	96,137,535

Dilutive	97,970,011	96,841,252

VARCO INTERNATIONAL, INC.

OPERATING PROFIT—SUPPLEMENTAL SCHEDULE

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenue:
Drilling Equipment Sales	$147,728	$117,257
Tubular Services	104,758	75,039
Drilling Services	69,460	71,252
Coiled Tubing & Wireline Products	54,080	52,235

Total revenue	376,026	315,783
Operating profit:
Drilling Equipment Sales	20,580	17,901
Tubular Services	13,119	10,448
Drilling Services	13,410	15,137
Coiled Tubing & Wireline Products	10,857	9,597
Other Unallocated	(13,551)	(11,474)

Operating profit (Note 1)	44,415	41,609
Operating profit %:
Drilling Equipment Sales	13.9%	15.3%
Tubular Services	12.5%	13.9%
Drilling Services	19.3%	21.2%
Coiled Tubing & Wireline Products	20.1%	18.4%

Operating profit	11.8%	13.2%

Note 1: Excluding merger, transaction, and litigation costs of $2.829 million recorded in the first quarter of 2002 related to the May 2000 merger of Tuboscope Inc. and Varco International, Inc.

VARCO INTERNATIONAL, INC.

PROFORMA RECONCILIATION EXCLUDING MERGER, TRANSACTION AND LITIGATION COSTS

(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2003	2002	2002
GAAP Operating Profit	$44,415	$38,780	$38,084
Merger, Transaction, and Litigation Costs:
Severance costs from Merger employment agreements	—	2,829	—
ICO transaction costs	—	—	1,289

Operating Profit Before Merger, Transaction And Litigation Costs (1)	44,415	41,609	39,373
Other Expense	(1,447)	(2,296)	222
Depreciation and Amortization	16,326	14,712	16,201

EBITDA (2) Before Merger, Transaction and Litigation Costs (1)	$59,294	$54,025	$55,796

GAAP Net Income	$22,795	$19,162	21,103
Merger, Transaction, and Litigation Costs (net of tax):
Severance costs from Merger employment agreements	—	1,839	—
ICO transaction costs	—	—	862

Net Income Before Merger, Transaction and Litigation Costs (1)	$22,795	$21,001	$21,965

Weighted Average Dilutive Shares Outstanding	97,970,011	96,841,252	97,663,657

Dilutive Earnings Per Share Before Merger, Transaction and Litigation Costs	$0.23	$0.22	$0.22

(1)	Varco believes that reporting operating profit, EBITDA and net income excluding merger, transaction and litigation costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses these financial measures internally to evaluate and manage the Company’s operations. Varco has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

(2)	“EBITDA” means earnings before interest, taxes, depreciation, amortization, and extraordinary items and should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of the Company’s operating performance or as a measure of liquidity. The Company believes EBITDA is a widely accepted financial indicator of a company’s ability to service debt.

CONTACT:	Varco International, Inc., Houston

Clay Williams, (281) 953-2200

ccwilliams@varco.com

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